As filed with the Securities and Exchange Commission on June 18, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VISUAL NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	52-1837515
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

2092 Gaither Road Rockville, Maryland	20850
(Address of principal executive offices)	(Zip code)

Visual Networks, Inc. 2003 Stock Incentive Plan

(As Amended, March 24, 2004)

(Full title of plan)

(Name, address and telephone number of agent for service:)	(Copy to:)
Lawrence S. Barker President and Chief Executive Officer Visual Networks, Inc. 2092 Gaither Road Rockville, Maryland 20850 (301) 295-2300	Nancy A. Spangler, Esquire Piper Rudnick LLP 1775 Wiehle Avenue, Suite 400 Reston, Virginia 20190 (703) 773-4000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)(3)

Common Stock, $0.01 par value	3,000,000	$3.03	$9,090,000	$1,151.70

(1)	An aggregate of 4,125,000 shares of Common Stock may be offered or issued pursuant to the Visual Networks, Inc. 2003 Stock Incentive Plan (As Amended, March 24, 2004), 1,250,000 of which were previously registered on Form S-8 (File No. 333-106441) and 3,000,000 of which are being registered on this Registration Statement.
(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h). The proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on the average of the high and low prices of Visual Networks, Inc. Common Stock reported on the Nasdaq Small Cap Market on June 17, 2004 (i.e., $3.03).
(3)	Pursuant to General Instruction E of Form S-8, the registration fee is calculated with respect to the additional securities registered on this Registration Statement only.

INCORPORATION OF DOCUMENTS BY REFERENCE

In accordance with General Instruction E to Form S-8, the contents of the Registration Statement filed by Visual Networks, Inc. (the “Corporation” or the “Registrant”) with the Securities and Exchange Commission (the “Commission”) (File No. 333-106441), with respect to securities offered pursuant to the Corporation’s 2003 Stock Incentive Plan, is hereby incorporated by reference.

All documents filed by the Corporation pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

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EXHIBITS

EXHIBIT NUMBER	DESCRIPTION
4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Corporation’s Quarterly Report on Form 10-Q for the three months ended June 30, 1999 (File No. 000-23699))

4.1.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1.1 to the Corporation’s Registration Statement on Form S-4 (File No. 333-33946))

4.2	Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Corporation’s Registration Statement on Form S-1, as amended (File No. 333-41517))

4.3	Visual Networks, Inc. 2003 Stock Incentive Plan (As Amended, March 24, 2004) (incorporated by reference to Appendix A to the Corporation’s Proxy Statement on Form DEF 14A filed April 26, 2004 (File No. 000-23699) and by reference to Appendix A to the Corporation’s Proxy Statement on Form DEF 14A filed April 29, 2003 (File No. 000-23699))

5.1	Opinion of Piper Rudnick LLP, counsel for the Registrant, regarding the legal validity of the shares of Common Stock being registered for issuance under the Plan (filed herewith)

23.1	Consent of Counsel (contained in Exhibit 5.1)

23.2	Consent of Independent Registered Public Accounting Firm (filed herewith)

24.1	Power of Attorney (filed herewith)

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, State of Maryland, on the 18th day of June, 2004.

VISUAL NETWORKS, INC.

By:	/s/ Lawrence S. Barker
Lawrence S. Barker President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, the Administrator of the Visual Networks, Inc. 2003 Stock Incentive Plan (As Amended, March 24, 2004) has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Reston, Commonwealth of Virginia, on the 18th day of June, 2004.

VISUAL NETWORKS, INC.
2003 Stock Incentive Plan
(As Amended, March 24, 2004)

All the members of the Compensation Committee of the Board of Directors of Visual Networks, Inc.

By:	/s/ Nancy A. Spangler
Nancy A. Spangler Attorney-In-Fact

Pursuant to the requirements of the Securities Act of 1933, this Form S-8 Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/Lawrence S. Barker Lawrence S. Barker	President and Chief Executive Officer (Principal Executive Officer)	June 18, 2004

/s/ George J. Roberts George J. Roberts	Chief Financial Officer and Treasurer (Principal Finacial and Accounting Officer)]	June 18, 2004

A majority of the Board of Directors (Scott E. Stouffer, Lawrence S. Barker, Peter J. Minihane, Edward L. Glotzbach, Edward H. Kennedy, William H. Washecka, Ted H. McCourtney and William J. Smith).

Date:	June 18, 2004	By: /s/Nancy A. Spangler
Nancy A. Spangler Attorney-In-Fact

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Corporation’s Quarterly Report on Form 10-Q for the three months ended June 30, 1999 (File No. 000-23699))

4.1.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1.1 to the Corporation’s Registration Statement on Form S-4 (File No. 333-33946))

4.2	Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Corporation’s Registration Statement on Form S-1, as amended (File No. 333-41517))

4.3	Visual Networks, Inc. 2003 Stock Incentive Plan (As Amended, March 24, 2004) (incorporated by reference to Appendix A to the Corporation’s Proxy Statement on Form DEF 14A filed April 26, 2004 (File No. 000-23699) and by reference to Appendix A to the Corporation’s Proxy Statement on Form DEF 14A filed April 29, 2003 (File No. 000-23699))

5.1	Opinion of Piper Rudnick LLP, counsel for the Registrant, regarding the legal validity of the shares of Common Stock being registered for issuance under the Plan (filed herewith)

23.1	Consent of Counsel (contained in Exhibit 5.1)

23.2	Consent of Independent Registered Public Accounting Firm (filed herewith)

24.1	Power of Attorney (filed herewith)